Exhibit 10.2

CONSULTING AGREEMENT

     This agreement is made as of this 1st day of January, 2006 (the “Effective Date”) and when executed by the parties, will constitute an agreement between Authentidate Holding Corp., with its principal place of business at Connell Corporate Center, Three Connell Drive, Berkeley Heights, N.J. 07922 (the “Company”) and John J. Waters, with his principal place of business at 205 Micmac Lane, Jupiter, Florida 33478 (the “Consultant”), pursuant to which the Company agrees to retain Consultant and Consultant agrees to be retained by the Company under the terms and conditions set forth below.

     1.       Retention.   The Company hereby retains Consultant to perform consulting services related to the business of the Company, on a non-exclusive basis, solely as directed by the Chief Executive Officer of the Company, and/ or the Chairman of the Board and Consultant hereby accepts such retention. Nothing herein shall require the Company to utilize or implement Consultant's services in any specific situation. Subject to the terms set forth below, Consultant shall furnish to the Company advice and recommendations with respect to such aspects of the business and affairs of the Company as the Company shall, from time to time, reasonably request upon reasonable notice. Consultant shall deliver services at Consultant’s place of business, the Company’s place of business, or at various other sites as required and mutually and reasonably agreeable to the Company and the Consultant.

     2.      Compensation; Expenses; Payment. (a)   As compensation for the services described in paragraph 1 above, and subject to the provisions of Paragraph 9 below, the Company agrees to pay Consultant a retainer fee (the “Retainer Fee”) of $350,416.67 payable as follows: $200,000, on or before January 10, 2006, $100,000 on or before April 1, 2006, and the balance shall be paid on September 1, 2006. In addition to this compensation, the Company will reimburse Consultant for any and all expenses incurred by Consultant, subject to the Company’s prior written approval, in the performance of its duties hereunder and, Consultant shall account for such expenses to the Company. Such reimbursement shall cumulate and be paid on a monthly basis.

     (b)      Except as may be expressly set forth in that certain Settlement Agreement and Release between the Consultant and Company, dated as of January 1, 2006, Consultant acknowledges and agrees that the compensation paid to him in accordance with this paragraph 2 shall be in lieu of all compensation to which he is entitled pursuant to that certain Employment Agreement entered into between Consultant and Company dated as of August 6, 2004.

     3.      Relationship.   Consultant shall use his best efforts and shall devote such time and effort to the performance of his duties hereunder as is reasonably necessary for such performance. Consultant is an independent contractor and not an employee, agent or representative of the Company. Consultant has no authority to bind the Company to any obligation or agreement. Consultant expressly agrees that he shall at all times advise all third parties contacted in furtherance of this Agreement that he is an independent contractor with no authority to bind the Company.

     4.      Covenants.   Consultant shall coordinate his activities with the Company and report to the Chairman of the Board and/or the Chief Executive Officer of the Company. All activities of Consultant shall require the prior written consent of the Chief Executive Officer of the Company. During the term hereof, neither Consultant nor any affiliate, partner, employee, agent or representative of Consultant, shall render the same or similar services to any business, entity or person engaged in any business which is the same as or similar to or competitive with, the businesses of the Company or its subsidiaries.

     5.      Confidentiality.

      (a)       During the Term and for a period of five years thereafter, Consultant shall (i) hold Company’s Confidential Information in strict trust and confidence and avoid the disclosure or release thereof to any other person or entity by using at least the same degree of care as it uses to avoid unauthorized use, disclosure, or dissemination of its own Confidential Information of a similar nature, but not less than reasonable care, (ii) not use the Confidential Information for any purpose whatsoever except as expressly contemplated under this Agreement, and (iii) not to, directly or indirectly, copy, reproduce, use, publish, misappropriate, assign, or otherwise transfer or disclose to any person the Confidential Information, other than as permitted pursuant to the terms of this Agreement, regardless of whether such information was actually delivered to Consultant prior to the effective date of this Agreement. Confidential Information, as used herein, shall mean all information, trade secrets, inventions, process, or other records relating to the Company’s business, financial affairs or operations, including but not limited to information related to business plans, technology, source code, product or service requirements, customers, pricing, techniques and methods, which is either marked or identified as confidential or which the receiving party knew or reasonably should have known, under the circumstances, was confidential. All files, records, documents, notes, or other items relating to or embodying Confidential Information that may be delivered to Consultant, or to which Consultant may be granted access, shall remain the exclusive property of the Company.

      (b)       Notwithstanding the foregoing, Consultant shall not be required to maintain confidentiality with respect to information (i) which is or becomes part of the public domain not due to the breach of this agreement by Consultant; (ii) of which it had independent knowledge prior to disclosure by the Company; (iii) which comes into the possession of Consultant in the normal and routine course of its own business from and through independent non-confidential sources; or (iv) which is required to be disclosed by Consultant by governmental requirements. If Consultant is requested or required (by oral questions, interrogatories, requests for information or document subpoenas, civil investigative demands, or similar process) to disclose any confidential information supplied to it by the Company, or the existence of other negotiations in the course of its dealings with the Company or its representatives, Consultant shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order.

      (c)      Failure on the part of the Consultant to abide by this section shall cause Company irreparable harm for which damages, although available, will not be an adequate remedy at law. Accordingly, Company has the right to obtain injunctive to prevent any threatened or actual violations of this section in addition to whatever remedies it may have at law. Consultant expressly waives the defense that a remedy in damages will be adequate and any requirement in an action for specific performance or injunction for the posting of a bond by the Company.

     6.      Intellectual Property.

     (a)      Consultant agrees and acknowledges that the Company shall own and retain all right, title and interest in and to all of its Confidential Information, products, technology and derivatives thereof and all intellectual property rights therein or thereto. Nothing contained herein shall be construed so as to grant the Consultant any ownership or other rights in and to the intellectual property of the Company except as expressly stated herein. No license is granted by Company to its Confidential Information or to any intellectual property right therein except for the limited purpose of enabling the Consultant to perform the consulting services pursuant to this Agreement.

     (b)      In consideration of the retention of Consultant by the Company, and free of any additional obligations of the Company to make additional payment to Consultant, Consultant agrees to promptly disclose and irrevocably assign to the Company any and all inventions, software (including source code and source code documentation for all computer programs developed or modified), manuscripts, documentation, improvements or other intellectual property whether or not protectible by any state or federal laws relating to the protection of intellectual property, relating to the present or future business of the Company that are developed, conceived or reduced to practice by Consultant, either alone or jointly with others, and whether or not developed during normal business hours or arising within the scope of his duties of employment, during or as a result of performance of this Agreement (all of the foregoing “Intellectual Property”). Consultant agrees that all such Intellectual Property, including without limitation all copyrights, trademarks, trade secrets and patent rights therein, is irrevocably assigned to and shall be and remain the sole and exclusive property of the Company and shall be deemed the product of work for hire. If it is determined that any Deliverables are not works made for hire, Consultant hereby irrevocably assigns to Company Consultant’s entire right, title, and interest in and to such Deliverables and all intellectual property rights, including patents, copyrights and trade secrets, and other proprietary rights of Consultant, in and to the Deliverables, that Consultant now has or may hereafter acquire, together with the sole and exclusive right to seek copyright, patent or other protection therefore and to recover for the past infringement thereof.

     (c)      Consultant hereby agrees to execute such assignments and other documents as the Company may consider appropriate to vest all right, title and interest in and to all deliverables to the Company and hereby appoints the Company Consultant’s attorney-in-fact with full powers to execute such document itself in the event employee fails or is unable to provide the Company with such signed documents. This provision does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on Consultant's own time, unless (a) the invention relates (i) to the business of the Company, or (ii) to the Company's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by Consultant for the Company.

     7.      Indemnification. (a)   Consultant agrees to indemnify and hold harmless the Company, its employees, agents, representatives and controlling persons (and the officers, directors, employees, agents, representatives and controlling persons of each of them) from and against any and all losses, claims, damages, liabilities, costs and expenses (and all actions, suits, proceedings or claims in respect thereof) and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the cost of investigating, preparing or defending any such action, suit, proceeding or claim, whether or not in connection with any action, suit, proceeding or claim in which the Company is a party), as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of Consultant’s gross negligence, willful misconduct or unauthorized acts. Consultant’s obligation to indemnify the other party shall be conditioned on the following: (a) the Company shall notify the other party in writing as soon as practicable after its receipt of a claim and (b) Consultant shall control of the defense and all related settlement negotiations, provided, however, that any settlement be made with the consent of the Company and such settlement include as an unconditional term thereof the giving by the claimant of an unconditional release from all liability in favor of the Company.

     (b)      Company agrees to indemnify and hold harmless the Consultant from and against any and all losses, claims, damages, liabilities, costs and expenses (and all actions, suits, proceedings or claims in respect thereof) and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the cost of investigation, preparing or defending any such action, suit, proceeding or claim, whether or not in connection with any action, suit, proceeding or claim in which the Consultant is a party), as and when incurred to the greater of the fullest extent of the law and the fullest extent of Company’s by-laws or other policies concerning indemnification as if Consultant was an employee of Company.  Company’s obligation to indemnify Consultant shall be conditioned on the following:  (a) the Consultant shall notify Company in writing as soon as practicable after its receipt of a claim and (b) Company shall control the defense and all related settlement negotiations, provided, however, that any settlement be made with the consent of the Consultant and such settlement include as an unconditional term thereof the giving by the claimant of an unconditional release from all liability in favor of the Consultant.

     8.      Non-Assignment.   This Agreement may not be transferred, assigned or delegated by any of the parties hereto without the prior written consent of the other party hereto.

     9.      Term and Termination.   This Agreement shall commence on the Effective Date and expires on September 30, 2006 (the “Term”). Paragraphs 5, 6, 7, 9, 10, and 11 shall survive the expiration or termination of this Agreement under all circumstances. The Company may immediately terminate this Agreement upon written notice in the event (i) Consultant is in breach of any obligation under this Agreement, which default is incapable of cure or which, being capable of cure, has not been cured within thirty (30) days after receipt of notice of such default or (ii) Consultant breaches any of its obligations arising under Paragraphs 5 or 6. Upon the expiration or termination of this Agreement, (a) each party shall return the other’s Confidential Information in its possession or control, (b) all amounts not disputed in good faith that are owed by each party to the other party under this Agreement which accrued before such termination or expiration will be immediately due and payable and (c) Consultant shall deliver to Company all deliverables completed and accepted up to the date of termination and Company shall have all right, title and interest thereto. If the Company terminates the Agreement prior to the expiration of the Term, or the Consultant dies or becomes disabled (as determined by Employee’s physician), prior to the expiration of the Term of the Agreement, then the Company may terminate this Agreement upon payment to the Employee or his estate in a lump sum all sums remaining due for the balance of the Term of the Agreement.

     10.      Notices.   Any notices hereunder shall be sent to the Company and to Consultant at their respective addresses set forth above. Any notice shall be given by certified mail, return receipt requested, postage prepaid, overnight courier or personal delivery. Notices shall be deemed to have been given when deposited in the United States mail or delivered to a nationally-recognized courier service. Either party may designate any other address to which notice shall be given, by giving written notice to the other of such change of address in the manner herein provided.

     11.      General.   This Agreement has been made in the State of New York and shall be construed and governed in accordance with the laws thereof without giving effect to principles governing conflicts of law. This Agreement contains the entire agreement between the parties, may not be altered or modified, except in writing and signed by the party to be charged thereby, and supersedes any and all previous agreements between the parties relating to the subject matter hereof. This Agreement shall be binding upon the parties hereto, the indemnified parties referred to in Paragraph 7, and their respective heirs, administrators, successors and permitted assigns. The failure or neglect of the parties hereto to insist, in any one or more instances, upon the strict performance of any of the terms or conditions of this Agreement, or their waiver of strict performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment in the future of such term or condition, but the same shall continue in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances. This Agreement may be signed in counterparts, which together shall constitute one Agreement.

SIGNATURE PAGE TO CONSULTING AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the Effective Date.

AUTHENTIDATE HOLDING CORP.

By: /s/ Suren Pai

Suren Pai, Chief Executive Officer

CONSULTANT

By: /s/ John J. Waters

John J. Waters